Exhibit 99.1

Global Payment Technologies, Inc. Announces Payment of Its Secured Loan at Maturity

BOHEMIA, N.Y.--(BUSINESS WIRE)—November 19, 2007--Global Payment Technologies, Inc. (NASDAQ SYMBOL:GPTX)(GPT) announced that it paid its secured lender, Laurus Master Funds, in full at the maturity of its Secured Revolving Line of Credit. This payment was made in anticipation of a refinancing which is currently being negotiated with a different strategic partner.

Global Payment Technologies, Inc. is a United States-based designer, manufacturer and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gptworld.com

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.

CONTACT: PR Financial Marketing
Jim Blackman, 713-256-0369
jim@prfonline.com
or
Global Payment Technologies, Inc.
William McMahon, 631-563-2500, Ext 273

President & CEO

SOURCE: Global Payment Technologies, Inc.